INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO ON MARCH 28, 2000

**  Certificate No. 00 **     ** 000,000 Shares**

CAPITAL TECH, INC.

COMMON STOCK

This Certifies that               is the owner(s) of
fully paid and non-assessable shares of Capital Tech, Inc., a Colorado corporation, transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

In Witness Whereof, the Corporation has caused this Certificate to be issued and signed by its duly appointed officers on

----------------            -----------------
President                   Secretary



$0.001 PAR VALUE  PER SHARE.




ASSIGNMENT AND TRANSFER OF SHARES

For value received, I/We hereby sell, assign and transfer unto shares of the Capital Stock represented by the within Certificate and
hereby irrevocably constitute and appoint                to transfer the
said stock of Capital Tech, Inc. a Colorado corporation, with full power of substitution in the premises.

DATED AND DONE the      day of ---------------.

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NOTICE:  THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME
AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.